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1455377

PG Energy Inc.
$25,000,000
6.92% Senior Notes due September 30, 2004
________________
Note Purchase Agreement
________________
Dated September 30, 1997




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Table of Contents

Section   Heading   Page
Section 1.     Authorization of Notes   1
Section 2.     Sale and Purchase of Notes    1
Section 3.     Closing   2
Section 4.     Conditions to Closing    2
   Section 4.1.     Representations and Warranties     2
   Section 4.2.     Performance; No Default  2
   Section 4.3.     Compliance Certificates  2
   Section 4.4.     Opinions of Counsel 3
   Section 4.5.     Purchase Permitted by Applicable Law, etc    3
   Section 4.6.     Sale of Other Notes 3
   Section 4.7.     Payment of Special Counsel Fees    3
   Section 4.8.     Private Placement Number 3
   Section 4.9.     Changes in Corporate Structure     3
   Section 4.10.    Governmental Approval.   3
   Section 4.11.    ERISA Certificate   3
   Section 4.12.    Proceedings and Documents     4
Section 5.     Representations and Warranties of the Company     4
   Section 5.1.     Organization; Power and Authority  4
   Section 5.2.     Authorization, etc  4
   Section 5.3.     Disclosure     4
   Section 5.4.     Organization and Ownership of Shares of
                 Subsidiaries 5
   Section 5.5.     Financial Statements     5
   Section 5.6.     Compliance with Laws, Other Instruments, etc 5
   Section 5.7.     Governmental Authorizations, etc   6
   Section 5.8.     Litigation; Observance of Statutes and Orders
6
   Section 5.9.     Taxes     6
   Section 5.10.    Title to Property; Leases     7
   Section 5.11.    Licenses, Permits, etc   7
   Section 5.12.    Compliance with ERISA    7
   Section 5.13.    Private Offering by the Company    8
   Section 5.14.    Use of Proceeds; Margin Regulations     8
   Section 5.15.    Existing Debt  8
   Section 5.16.    Foreign Assets Control Regulations, etc 8
   Section 5.17.    Status under Certain Statutes 9
   Section 5.18.    Environmental Matters    9
Section 6.     Representations of the Purchaser   10
   Section 6.1.     Purchase for Investment  10
   Section 6.2.     Source of Funds     10
Section 7.     Information as to Company     12
   Section 7.1.     Financial and Business Information 12
   Section 7.2.     Officer's Certificate    14
   Section 7.3.     Inspection     14
Section 8.     Prepayment of the Notes  15
   Section 8.1.     Prepayments    15
   Section 8.2.     Optional Prepayments with Make-Whole Amount  15
   Section 8.3.     Change in Control   15
   Section 8.4.     Restricted Event    17
   Section 8.5.     Allocation of Partial Prepayments  20
   Section 8.6.     Maturity; Surrender, etc 20
   Section 8.7.     Purchase of Notes   20
   Section 8.8.     Make-Whole Amount   20
Section 9.     Affirmative Covenants    22
   Section 9.1.     Compliance with Law 22
   Section 9.2.     Insurance 22
   Section 9.3.     Maintenance of Properties     22
   Section 9.4.     Payment of Taxes    22
   Section 9.5.     Corporate Existence, etc 23
Section 10.    Negative Covenants  23
   Section 10.1.    Fixed Charges Coverage Ratio  23
   Section 10.2.    Incurrence of Consolidated Funded Debt  23
   Section 10.3.    Liens     24
   Section 10.4.    Consolidated Net Worth   26
   Section 10.5.    Restricted Investments   26
   Section 10.6.    Sale-and-Leasebacks 26
   Section 10.7.    Line of Business    27
   Section 10.8.    Transactions with Affiliates  27
   Section 10.9.    Guaranties     27
Section 11.    Events of Default   27
Section 12.    Remedies on Default, Etc 29
   Section 12.1.    Acceleration   29
   Section 12.2.    Other Remedies 30
   Section 12.3.    Rescission     30
   Section 12.4.    No Waivers or Election of Remedies, Expenses, etc
                 30
Section 13.    Registration; Exchange; Substitution of Notes     31
   Section 13.1.    Registration of Notes    31
   Section 13.2.    Transfer and Exchange of Notes     31
   Section 13.3.    Replacement of Notes     32
Section 14.    Payments on Notes   32
   Section 14.1.    Place of Payment    32
   Section 14.2.    Home Office Payment 32
Section 15.    Expenses, Etc  33
   Section 15.1.    Transaction Expenses     33
   Section 15.2.    Survival  33
Section 16.    Survival of Representations and Warranties; Entire
               Agreement 33
Section 17.    Amendment and Waiver     34
   Section 17.1.    Requirements   34
   Section 17.2.    Solicitation of Holders of Notes   34
   Section 17.3.    Binding Effect, etc 34
   Section 17.4.    Notes Held by Company, etc    35
Section 18.    Notices   35
Section 19.    Reproduction of Documents     35
Section 20.    Confidential Information 36
Section 21.    Substitution of Purchaser     37
Section 22.    Miscellaneous  37
   Section 22.1.    Successors and Assigns   37
   Section 22.2.    Payments Due on Non-Business Days  37
   Section 22.3.    Severability   37
   Section 22.4.    Construction   37
   Section 22.5.    Headings  38
   Section 22.6.    Counterparts   38
   Section 22.7.    Governing Law  38
Schedule A     _    Information Relating To PurchasersSchedule B _
Defined TermsSchedule 4.9     _    Changes in Corporate
StructureSchedule 5.3    _    Disclosure MaterialsSchedule 5.4   _
Organization and Ownership of Shares of SubsidiariesSchedule 5.5 _
Financial StatementsSchedule 5.8   _    Certain LitigationSchedule
5.11 _    Licenses, Permits, Etc.Schedule 5.15    _    Existing Debt;
Investments of the Company
Schedule 5.18  _    Certain Environmental MattersExhibit 1  _    Form
of 6.92% Senior Note due September 30, 2004Exhibit 4.4(a)   _    Form
of Opinion of Special Counsel to the Company
Exhibit 4.4(b) _    Form of Opinion of House Counsel to the
CompanyExhibit 4.4(c)    _    Form of Opinion of Special Counsel to
the Purchasers



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PG Energy Inc.
One PEI Center
Wilkes-Barre, PA  18711-0601
6.92% Senior Notes due September 30, 2004
September 30, 1997
To each of the Purchasers listed in
     the attached Schedule A:
Ladies and Gentlemen:
     PG Energy Inc., a Pennsylvania corporation (the "Company"), agrees with you as follows:
 .c.Section 1.  Authorization of Notes;.
     The Company will authorize the issue and sale of $25,000,000 aggregate principal amount of its 6.92% Senior Notes due September 30, 2004 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company.
Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.
 .c.Section 2.  Sale and Purchase of Notes;.
     Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.
 .c.Section 3.  Closing;.
     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, at 10:00 a.m. New York time, at a closing (the "Closing") on September 30, 1997 or on such other Business Day thereafter on or prior to October 15, 1997 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 3509-6183 at CoreStates Bank, Philadelphia, Pennsylvania, (ABA# 031000011). If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.
 .c.Section 4.  Conditions to Closing;.
     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:
     .c2.Section 4.1.    Representations and Warranties;.  The
representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.
     .c2.'Section 4.2.   Performance; No Default';.  The Company
shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.
     .c2.Section 4.3.    Compliance Certificates;.
          (a)  Officer's Certificate.  The Company shall have
delivered to you
     an Officer's Certificate, dated the date of the Closing,
certifying that
     the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
          (b)  Secretary's Certificate.  The Company shall have
delivered to
     you a certificate certifying as to the resolutions attached thereto and
     other corporate proceedings relating to the authorization, execution and
     delivery of the Notes and the Agreements.
     .c2.Section 4.4.    Opinions of Counsel;.  You shall have
received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Hughes Hubbard & Reed LLP, special counsel for the Company, covering the matters set forth in Exhibit 4.4(a), (b) from Jeffrey H. Sunday, house counsel of the Company covering the matters set forth in Exhibit 4.4(b) and (c) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c).
     .c2.Section 4.5.    Purchase Permitted by Applicable Law, etc;.
On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.
     .c2.Section 4.6.    Sale of Other Notes;.  Contemporaneously
with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.
     .c2.Section 4.7.    Payment of Special Counsel Fees;.  Without
limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.
     .c2.Section 4.8.    Private Placement Number;.  A Private
Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.
     .c2.Section 4.9.    Changes in Corporate Structure;.  Except as
specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Schedule 5.5.
     .c2.Section 4.10.   Governmental Approval. ; The Pennsylvania
Public Utility Commission shall have entered an order authorizing the sale of the Notes by the Company to the Purchasers and such order shall be final and not subject to appeal.
     .c2.Section 4.11.   ERISA Certificate;.  If you shall have made
the disclosures referred to in Sections 6.2(b), (c) or (e), you shall have received the certificate from the Company described in the last paragraph of Section 6.2 and such certificate shall state that (i) the Company is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to Sections 6.2(b) or (e), or (ii) with respect to any plan, identified pursuant to Section 6.2(c), neither the Company nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has, at such time or during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to Section 6.2(c) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.
     .c2.Section 4.12.   Proceedings and Documents;.  All corporate
and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.
 .c.Section 5.  Representations and Warranties of the Company;.
     The Company represents and warrants to you that:
     .c2.'Section 5.1.   Organization; Power and Authority';.  The
Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.
     .c2.Section 5.2.    Authorization, etc;.  This Agreement, the
Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or limiting the right of specific performance and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     .c2.Section 5.3.    Disclosure;.  The Company, through its
agent, PNC Capital Markets, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated July, 1997 (the "Memorandum"), relating to the transactions contemplated hereby. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule
5.3 and the financial statements listed in Schedule 5.5 (such financial statements being hereinafter referred to as the "SEC Reports"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein regarding the Company (excluding Pennsylvania Enterprises, Inc. and its subsidiaries other than the Company and its Subsidiaries) not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1996, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
     .c2.Section 5.4.    Organization and Ownership of Shares of
Subsidiaries;. (a) Schedule 5.4 is a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.
     (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (other than Liens permitted by Section 10.3 and except as otherwise disclosed in
Schedule 5.4).
     (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
     .c2.Section 5.5.    Financial Statements;.  The Company has
delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).
     .c2.Section 5.6.    Compliance with Laws, Other Instruments,
etc;. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, or loan agreement, pursuant to which indebtedness for borrowed money in excess of $1,000,000 is outstanding or any corporate charter or by-law, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the material terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any material provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, which contraventions, breaches, defaults, liens, conflicts or violations, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     .c2.Section 5.7.    Governmental Authorizations, etc;. Except
for the approval of the Pennsylvania Public Utility Commission, which has been obtained pursuant to an order dated July 10, 1997, and which is final and not subject to appeal, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes except ordinary disclosures in filings required to be made by the Company pursuant to the disclosure requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934.
     .c2.'Section 5.8.   Litigation; Observance of Statutes and
Orders';. (a) Except as disclosed in Schedule 5.8 or in the SEC Reports, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or involving the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (b) Except as disclosed in Schedule 5.8 or in the SEC Reports, neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (other than Environmental Laws as described in Section 5.18) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     .c2.Section 5.9.    Taxes;.  The Company and its Subsidiaries
have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings or (iii) with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1992.
     .c2.'Section 5.10. Title to Property; Leases';. The Company and its Subsidiaries have good title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.
     .c2.Section 5.11.   Licenses, Permits, etc;.  Except as
disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, approvals, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.
     .c2.Section 5.12.   Compliance with ERISA;.  (a) The Company and
each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to
Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.
     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $5,000,000 in the case of any single Plan and by more than $5,000,000 in the aggregate for all Plans. The term "benefit liabilities" has the meaning specified in
Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.
     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
     (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in
Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you.
     .c2.Section 5.13.   Private Offering by the Company;.  Neither
the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 33 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.
     .c2.'Section 5.14. Use of Proceeds; Margin Regulations';. The Company will apply the proceeds of the sale of the Notes to repay outstanding Debt. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR
207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.
     .c2.Section 5.15.   Existing Debt;.  Except as described
therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of September 15, 1997, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary the outstanding principal amount of which exceeds $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
     .c2.Section 5.16.   Foreign Assets Control Regulations, etc;.
Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
     .c2.Section 5.17.   Status under Certain Statutes;.  Neither the
Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, except for Section 9(a)(2) thereof, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
     .c2.Section 5.18.   Environmental Matters;.  Except as disclosed
on Schedule 5.18 hereto or as described in the SEC Reports:
          (i)  Except for conditions, violations or failures which
individually
     and in the aggregate are not reasonably likely to have a
Material Adverse
     Effect, there are no circumstances at, on or under the Real
Property that
     constitute a breach of or non-compliance with any of the
Environmental
     Laws, and there are no past or present Environmental Conditions at, on or
     under the Real Property or, to the Company's knowledge, without any
     inquiry, at, on or under adjacent property, that prevent
compliance with
     the Environmental Laws at the Real Property.
          (ii) Neither the Real Property nor any structures,
improvements,
     equipment, fixtures, activities or facilities thereon or
thereunder
     contain or use Regulated Substances except in compliance with the
     Environmental Laws, other than such containment or use which individually
     or in the aggregate is not reasonably likely to have any
Material Adverse
     Effect.  There are no processes, facilities, operations,
equipment or any
     other activities at, on or under the Real Property, or, to the
Company's
     knowledge, without any inquiry, at, on or under adjacent
property, that
     currently result in the release of Regulated Substances onto the
Real
     Property in violation of the Environmental Laws, except to the extent that
     such releases are not likely to result in a Material Adverse
Change.
          (iii)     There are no underground storage tanks, or
underground piping
     associated with such tanks, used for the management of Regulated Substances at, on or under the Real Property that are not in compliance
     with applicable Environmental Laws, other than those with
respect to which
     the failure to comply with Environmental Laws is not reasonably likely,
     either individually or in the aggregate, to have a Material
Adverse
     Effect, and there are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the
     management of Regulated Substances at, on or under the Real
Property that
     have not been either abandoned in place, or removed, in
accordance with
     the Environmental Laws, other than those with respect to which the failure
     to comply with the Environmental Laws is not reasonably likely, either
     individually or in the aggregate, to have a Material Adverse
Effect.
          (iv) The Company and each of its Subsidiaries have all
material
     permits, licenses, authorizations and approvals necessary under the
     Environmental Laws for the conduct of the business of the
Company and each
     of its Subsidiaries as presently conducted, other than those with respect
     to which the failure to comply with the Environmental Laws is not
     reasonably likely, either individually or in the aggregate, to have a
     Material Adverse Effect.  The Company and each of its
Subsidiaries have,
     to the Company's knowledge, submitted all material notices, reports and
     other filings required by the Environmental Laws to be submitted to a
     governmental body which pertain to past and current operations on the Real
     Property.
          (v)  Except for instances which individually and in the
aggregate are
     not likely to have a Material Adverse Effect, all past and present on-site
     generation, storage, processing, treatment, recycling,
reclamation or
     disposal of Regulated Substances at, on, or under the Real
Property and
     all off-site transportation, storage, processing, treatment, recycling,
     reclamation or disposal of Regulated Substances have been done in
     accordance with the Environmental Laws.
 .c.Section 6.  Representations of the Purchaser;.
     .c2.Section 6.1.    Purchase for Investment;.  You represent
that you are an "accredited investor" as defined in Rule 501(a) of Regulation D of the Securities Act and that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You acknowledge (and each transferee of a Note, by accepting a Note, will be deemed to have acknowledged) that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
     .c2.Section 6.2.    Source of Funds;.  You represent (and each
transferee of a Note, by accepting a Note, will be deemed to have represented and warranted to the Company as if it were a purchaser hereunder) that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:
          (a)  the Source is an "insurance company general account"
within the
     meaning of Department of Labor Prohibited Transaction Exemption
("PTE")
     95-60 (issued July 12, 1995) and there is no employee benefit plan,
     treating as a single plan, all plans maintained by the same employer or
     employee organization, with respect to which the amount of the general
     account reserves and liabilities for all contracts held by or on behalf of
     such plan, exceeds ten percent (10%) of the total reserves and liabilities
     of such general account (exclusive of separate account
liabilities) plus
     surplus, as set forth in the NAIC Annual Statement filed with your state
     of domicile; or
          (b)  the Source is either (i) an insurance company pooled
separate
     account, within the meaning of PTE 90-1 (issued January 29,
1990), or
     (ii) a bank collective investment fund, within the meaning of the PTE
     91-38 (issued July 12, 1991) and, except as you have disclosed to the
     Company in writing pursuant to this paragraph (b), no employee benefit
     plan or group of plans maintained by the same employer or
employee
     organization beneficially owns more than 10% of all assets allocated to
     such pooled separate account or collective investment fund; or
          (c)  (i) the Source constitutes assets of an "investment
fund"
     (within the meaning of Part V of the QPAM Exemption) managed by
a
     "qualified professional asset manager" or "QPAM" (within the meaning of
     Part V of the QPAM Exemption), (ii) no employee benefit plan's assets that
     are included in such investment fund, when combined with the assets of all
     other employee benefit plans established or maintained by the same
     employer or by an affiliate (within the meaning of Section
V(c)(1) of the
     QPAM Exemption) of such employer or by the same employee
organization and
     managed by such QPAM, exceed 20% of the total client assets managed by
     such QPAM, (iii) the conditions of Part I(c) and (g) of the QPAM
Exemption
     are satisfied, (iv) neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in
     Section V(e) of the QPAM Exemption) owns a 5% or more interest in the
     Company, and (v) (y) the identity of such QPAM and (z) the names of all
     employee benefit plans whose assets are included in such
investment fund
     have been disclosed to the Company in writing pursuant to this paragraph
     (c); or
          (d)  the Source is a governmental plan; or
          (e)  the Source is one or more employee benefit plans, or a separate
     account or trust fund comprised of one or more employee benefit plans,
     each of which has been identified to the Company in writing pursuant to
     this paragraph (e); or
          (f)  the Source does not include assets of any employee
benefit plan,
     other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.
If you or any prospective transferee of a Note identifies a plan pursuant to paragraphs (b), (c) or (e) above, the Company shall deliver a certificate on the Closing Date, with respect to you and on or prior to the date of any transfer of any Note, with respect to any prospective transferee, which certificate shall state (x) whether it is a party in interest or a "disqualified, person" (as defined in
Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (y) with respect to any plan, identified pursuant to paragraph (c) above, whether it or any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has, at such time or during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans.
 .c.Section 7.  Information as to Company;.
     .c2.Section 7.1.    Financial and Business Information;.  The
Company shall deliver to each holder of Notes that is an
Institutional Investor:
          (a)  Quarterly Statements _ within 60 days after the end of each
     quarterly fiscal period in each fiscal year of the Company
(other than the
     last quarterly fiscal period of each such fiscal year), a copy of,
               (i)  a consolidated balance sheet of the Company and
its
          Subsidiaries as at the end of such quarter, and
               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its
Subsidiaries,
          for such quarter and (in the case of the second and third
quarters) for
          the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the
     corresponding periods in the previous fiscal year, all in
reasonable
     detail, prepared in accordance with GAAP (except as noted
therein)
     applicable to quarterly financial statements generally, and certified by a
     Senior Financial Officer as fairly presenting, in all material respects,
     the financial position of the companies being reported on and their
     results of operations and cash flows, subject to changes
resulting from
     year-end adjustments;
          (b)  Annual Statements _ within 105 days after the end of
each fiscal
     year of the Company, a copy of,
               (i)  a consolidated balance sheet of the Company and
its
          Subsidiaries, as at the end of such year, and
               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its
Subsidiaries,
          for such year,
     setting forth in each case in comparative form the figures for the
     previous fiscal year, all in reasonable detail, prepared in accordance
     with GAAP, and accompanied by an opinion thereon of independent certified
     public accountants of recognized national standing, which
opinion shall
     state that such financial statements present fairly, in all material
     respects, the financial position of the companies being reported upon and
     their results of operations and cash flows and have been
prepared in
     conformity with GAAP, and that the examination of such
accountants in
     connection with such financial statements has been made in accordance with
     generally accepted auditing standards, and that such audit provides a
     reasonable basis for such opinion in the circumstances;
          (c)  SEC and Other Reports _ promptly upon their becoming
available,
     one copy of (i) each financial statement, report, notice or proxy
     statement sent by the Company or any Subsidiary to public
securities
     holders generally, and (ii) each regular or periodic report, each
     registration statement that shall have become effective (without exhibits
     except as expressly requested by such holder), and each final prospectus
     and all amendments thereto filed by the Company or any
Subsidiary with the
     Securities and Exchange Commission;
          (d)  Notice of Default or Event of Default _ promptly, and in any
     event within five days after a Responsible Officer becoming aware of the
     existence of any Default or Event of Default, a written notice specifying
     the nature and period of existence thereof and what action the
Company is
     taking or proposes to take with respect thereto;
          (e)  ERISA Matters _ promptly, and in any event within five days
     after a Responsible Officer becoming aware of any of the
following, a
     written notice setting forth the nature thereof and the action, if any,
     that the Company or an ERISA Affiliate proposes to take with respect
     thereto:
               (i)  with respect to any Plan, any reportable event,
as defined
          in section 4043(b) of ERISA and the regulations thereunder, for which
          notice thereof has not been waived pursuant to such
regulations as in
          effect on the date hereof; or
               (ii) the taking by the PBGC of steps to institute, or
the
          threatening by the PBGC of the institution of, proceedings under
          section 4042 of ERISA for the termination of, or the
appointment of a
          trustee to administer, any Plan, or the receipt by the
Company or any
          ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer
Plan; or
               (iii)     any event, transaction or condition that
could result in
          the incurrence of any liability by the Company or any ERISA
Affiliate
          pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the
imposition of
          any Lien on any of the rights, properties or assets of the Company or any
          ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or
          excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would
reasonably be
          expected to have a Material Adverse Effect; and
          (f)  Requested Information _ with reasonable promptness,
such other
     data and information relating to the business, operations, affairs,
     financial condition, assets or properties of the Company or any of its
     Subsidiaries or relating to the ability of the Company to
perform its oblig
     ations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.
     .c2.Section 7.2.    Officer's Certificate;.  Each set of
financial statements delivered to a holder of Notes pursuant to
Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:
          (a)  Covenant Compliance _ the information (including
detailed
     calculations) required in order to establish whether the Company was in
     compliance with the requirements of Section 10.1 through Section
10.7
     hereof, inclusive, during the quarterly or annual period covered by the sta
     tements then being furnished (including with respect to each such Section,
     where applicable, the calculations of the maximum or minimum amount, ratio
     or percentage, as the case may be, permissible under the terms of such
     Sections, and the calculation of the amount, ratio or percentage then in
     existence); and
          (b)  Event of Default _ a statement that such officer has
reviewed
     the relevant terms hereof and has made, or caused to be made, under his or
     her supervision, a review of the transactions and conditions of the
     Company and its Subsidiaries from the beginning of the quarterly or annual
     period covered by the statements then being furnished to the date of the
     certificate and that such review shall not have disclosed the existence
     during such period of any condition or event that constitutes a
Default or
     an Event of Default or, if any such condition or event existed or exists
     (including, without limitation, any such event or condition resulting from
     the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof
     and what action the Company shall have taken or proposes to take with
     respect thereto.
     .c2.Section 7.3.    Inspection;.  The Company shall permit the
representatives of each holder of Notes that is an Institutional
Investor:
          (a)  No Default _ if no Default or Event of Default then
exists, at
     the expense of such holder and upon reasonable prior notice to the
     Company, to visit the principal executive office of the Company, to
     discuss the affairs, finances and accounts of the Company and its Su
     bsidiaries with the Company's officers, and, with the consent of the
     Company (which consent will not be unreasonably withheld) to visit the
     other offices and properties of the Company and each Subsidiary, all at
     such reasonable times and as often as may be reasonably
requested in
     writing; and
          (b)  Default _ if a Default or Event of Default then
exists, at the
     expense of the Company to visit and inspect any of the offices
or
     properties of the Company or any Subsidiary, to examine all their
     respective books of account, records, reports and other papers, to make
     copies and extracts therefrom, and to discuss their respective affairs,
     finances and accounts with their respective officers and
independent
     public accountants (and by this provision the Company authorizes said
     accountants to discuss the affairs, finances and accounts of the
Company
     and its Subsidiaries), all at such times and as often as may be requested.
 .c.Section 8.  Prepayment of the Notes;.
     .c2.Section 8.1.    Prepayments;.  The entire outstanding
principal amount of the Notes shall be due on September 30, 2004. Except as set forth in Section 8.2, the Notes may not be prepaid prior to maturity at the option of the Company.
     .c2.Section 8.2.    Optional Prepayments with Make-Whole
Amount;. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in a principal amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
     .c2.Section 8.3.    Change in Control;.
     (a) Notice of Change in Control or Control Event. The Company will, within 5 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this
Section 8.3 and shall be accompanied by the certificate described in subparagraph (f) of this Section 8.3.
     (b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). Such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).
     (c) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute an acceptance of such offer by such holder.
     (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. On the second Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the Make-Whole Amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (e) of this Section 8.3.
     (e) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offer required by subparagraph (a) and accepted in accordance with subparagraph (c) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offer and acceptances shall have been made. In the event that such Change in Control does not occur on or prior to the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).
     (f) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date;
(ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (vi) that the conditions of this Section 8.3 have been fulfilled; and (vii) in reasonable detail, the nature and date or proposed date of the Change in Control.
     (g) "Change in Control" Defined. "Change in Control" means any event after which any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), other than Pennsylvania Enterprises, Inc., become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's voting stock.
     (h) "Control Event" Defined. "Control Event" means a public announcement by the Company of any of the following events:
          (i)  the execution by the Company or any of its
Subsidiaries or
     Affiliates of any agreement or letter of intent with respect to any
     proposed transaction or event or series of transactions or events which,
     individually or in the aggregate, may reasonably be expected to result in
     a Change in Control,
          (ii) the execution of any written agreement which, when
fully
     performed by the parties thereto, would result in a Change in
Control, or
          (iii)     the making of any written offer by any person (as
such term is
     used in section 13(d) and section 14(d)(2) of the Exchange Act as in
     effect on the date of the Closing) or related persons
constituting a group
     (as such term is used in Rule 13d-5 under the Exchange Act as in effect on
     the date of the Closing) to the holders of the common stock of the
     Company, which offer, if accepted by the requisite number of holders,
     would result in a Change in Control.
     .c2.Section 8.4.    Restricted Event;.
     (a) Condition to Restricted Event. The Company will not take any action that consummates or finalizes a Restricted Event unless
(i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (b) of this Section 8.4, accompanied by the certificate described in subparagraph (f) of this
Section 8.4, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.4.
     (b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.4 shall be an offer to prepay, in accordance with and subject to this Section 8.4, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date") which shall be not less than 30 days and not more than 60 days after the date of such offer.
     (c) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.4 by causing a notice of such acceptance to be delivered to the Company at least 10 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.4 shall be deemed to constitute an acceptance of such offer by such holder.
     (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.4 shall be at 100% of the principal amount of such Notes, plus the Make-Whole Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. On the second Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the Make-Whole Amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (e) of this Section 8.4.
     (e) Deferral Pending Restricted Event. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (a) and accepted in accordance with subparagraph (c) of this Section 8.4 is subject to the occurrence of the Restricted Event in respect of which such offers and acceptances shall have been made. In the event that such Restricted Event does not occur on or prior to the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Restricted Event occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Restricted Event and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Restricted Event have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.4 in respect of such Restricted Event shall be deemed rescinded).
     (f) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.4 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date;
(ii) that such offer is made pursuant to this Section 8.4; (iii) the principal amount of each Note offered to be prepaid; (iv) the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (vi) that the conditions of this Section 8.4 have been fulfilled; and (vii) in reasonable detail, the nature and date or proposed date of the Restricted Event.
     (g) "Restricted Event" Defined. "Restricted Event" means any Restricted Merger and any Restricted Asset Disposition.
     (h) "Restricted Merger" Defined. "Restricted Merger" means any consolidation or merger of the Company or any Subsidiary with any other corporation or the conveyance, transfer or lease of substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or another Subsidiary of the Company and
(y) convey, transfer or lease all of its assets in a transaction which is not a Restricted Asset Disposition), provided that the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person shall not constitute a Restricted Merger so long as:
          (1) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any
     State thereof or the District of Columbia;
          (2) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of
Notes its
     assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the
     Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the
     Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and
          (3)  immediately after giving effect to such transaction
(x) no
     Default or Event of Default would exist and (y) the Successor
Corporation
     could incur $1 of additional Consolidated Funded Debt pursuant to Section
     10.2(3).

     (i) "Restricted Asset Disposition" Defined. "Restricted Asset Disposition" means each Asset Disposition by the Company or any of its Subsidiaries unless:
          (1)  in the good faith opinion of the Company, the Asset
Disposition
     is in exchange for consideration having a Fair Market Value at least equal
     to that of the property exchanged and is in the best interest of the
     Company or such Subsidiary; and
          (2)  immediately after giving effect to the Asset
Disposition, no
     Default or Event of Default would exist; and
          (3)  immediately after giving effect to the Asset
Disposition, either
     (x) the Disposition Value of all property that was the subject of any
     Asset Disposition occurring in the same transaction or a series of related
     transactions would not exceed 10% of Consolidated Assets as of the end of
     the then most recently ended fiscal year of the Company, or (y)
the
     Disposition Value of all property that was the subject of any
Asset
     Disposition occurring on or after the Closing Date would not exceed 25% of
     Consolidated Assets as of the end of the then most recently ended fiscal
     year of the Company.
If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within 30 days after such Transfer, then such Transfer, for the purpose of determining whether a Restricted Asset Disposition shall have occurred as of any date, shall be deemed not to be an Asset
Disposition.
     .c2.Section 8.5.    Allocation of Partial Prepayments;.  In the
case of each partial prepayment of the Notes (excluding prepayments pursuant to Sections 8.3 and 8.4), the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
     .c2.'Section 8.6.   Maturity; Surrender, etc';.  In the case of
each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
     .c2.Section 8.7.    Purchase of Notes;.  The Company will not
and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
     .c2.Section 8.8.    Make-Whole Amount;.  The term "Make-Whole
Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to
Sections 8.2, 8.3
     or 8.4 or has become or is declared to be immediately due and payable
     pursuant to Section 12.1, as the context requires.
          "Discounted Value" means, with respect to the Called
Principal
     of any Note, the amount obtained by discounting all Remaining
Scheduled
     Payments with respect to such Called Principal from their
respective
     scheduled due dates to the Settlement Date with respect to such
Called
     Principal, in accordance with accepted financial practice and at
a
     discount factor (applied on the same periodic basis as that on which
     interest on the Notes is payable) equal to the Reinvestment
Yield with
     respect to such Called Principal.
          "Reinvestment Yield" means, with respect to the Called
Principal
     of any Note, .50% over the yield to maturity implied by (i) the yields
     reported, as of 10:00 A.M. (New York City time) on the second
Business Day
     preceding the Settlement Date with respect to such Called
Principal, on
     the display designated as "Page 678" on the Telerate Access
Service (or
     such other display as may replace Page 678 on the Telerate
Access Service)
     for actively traded U.S. Treasury securities having a maturity equal to
     the Remaining Average Life of such Called Principal as of such
Settlement
     Date, or (ii) if such yields are not reported as of such time or the
     yields reported as of such time are not ascertainable, the
Treasury
     Constant Maturity Series Yields reported, for the latest day for which such
      yields have been so reported as of the second Business Day preceding the
     Settlement Date with respect to such Called Principal, in
Federal Reserve
     Statistical Release H.15 (519) (or any comparable successor publication)
     for actively traded U.S. Treasury securities having a constant maturity
     equal to the Remaining Average Life of such Called Principal as of such
     Settlement Date.  Such implied yield will be determined, if necessary, by
     (a) converting U.S. Treasury bill quotations to bond-equivalent yields in
     accordance with accepted financial practice and (b)
interpolating linearly
     between (1) the actively traded U.S. Treasury security with the duration
     closest to and greater than the Remaining Average Life and (2)
the
     actively traded U.S. Treasury security with the duration closest to and
     less than the Remaining Average Life.
          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-
twelfth
     year) obtained by dividing (i) such Called Principal into (ii)
the sum of
     the products obtained by multiplying (a) the principal component of each
     Remaining Scheduled Payment with respect to such Called
Principal by
     (b) the number of years (calculated to the nearest one-twelfth year) that
     will elapse between the Settlement Date with respect to such
Called
     Principal and the scheduled due date of such Remaining Scheduled
Payment.
          "Remaining Scheduled Payments" means, with respect to the
Called
     Principal of any Note, all payments of such Called Principal and interest
     thereon that would be due after the Settlement Date with respect to such
     Called Principal if no payment of such Called Principal were made prior to
     its scheduled due date, provided that if such Settlement Date is not a
     date on which interest payments are due to be made under the terms of the
     Notes, then the amount of the next succeeding scheduled interest payment
     will be reduced by the amount of interest accrued to such
Settlement Date
     and required to be paid on such Settlement Date pursuant to
Sections 8.2,
     8.3, 8.4 or 12.1.
          "Settlement Date" means, with respect to the Called
Principal of
     any Note, the date on which such Called Principal is to be prepaid
     pursuant to Sections 8.2, 8.3 or 8.4 or has become or is
declared to be
     immediately due and payable pursuant to Section 12.1, as the context
     requires.
 .c.Section 9.  Affirmative Covenants;.
     The Company covenants that so long as any of the Notes are outstanding:
     .c2.Section 9.1.    Compliance with Law;.  The Company will and
will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.
     .c2.Section 9.2.    Insurance;.  The Company will and will cause
each of its Subsidiaries to maintain, with insurers that it believes are financially sound and reputable, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
     .c2.Section 9.3.    Maintenance of Properties;.  The Company
will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.
     .c2.Section 9.4.    Payment of Taxes;.  The Company will and
will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, (ii) the Company or a
Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (iii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.
     .c2.Section 9.5.    Corporate Existence, etc;.  The Company will
at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.
 .c.Section 10. Negative Covenants;.
     The Company covenants that so long as any of the Notes are outstanding:
     .c2.Section 10.1.   Fixed Charges Coverage Ratio;.  The Company
will not, at any time, permit the Fixed Charges Coverage Ratio to be less than 1.25 to 1.
     .c2.Section 10.2.   Incurrence of Consolidated Funded Debt;.
The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Consolidated
Funded Debt, except:
          (1)  Consolidated Funded Debt evidenced by the Notes;
          (2)  Consolidated Funded Debt of the Company and its
Subsidiaries
     outstanding as of the date of this Agreement and reflected on
     Schedule 5.15; and
          (3)  Consolidated Funded Debt of the Company; provided that on the
     date the Company or such Subsidiary becomes liable with respect to any
     such Debt and immediately after giving effect thereto and the concurrent
     retirement of any other Debt,
               (a)  no Default or Event of Default exists,
               (b) Consolidated Funded Debt does not exceed 65% of Consolidated Total Capitalization, and
               (c)  in the case of Consolidated Funded Debt of
Subsidiaries
          (excluding Acquired Subsidiary Debt), the aggregate unpaid principal
          amount of (x) such Consolidated Funded Debt of Subsidiaries
(excluding
          Acquired Subsidiary Debt) and (y) all Debt of the Company
and its
          Subsidiaries secured by Liens permitted by Section 10.3(j)
shall not
          exceed 10% of Consolidated Total Capitalization.
For the purposes of this Section 10.2, any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Debt, and any Person extending, renewing or refunding any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or refunding.
     .c2.Section 10.3.   Liens;.  The Company will not, and will not
permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders), except:
          (a)  Liens for taxes, assessments or other governmental
charges which
     are not yet due and payable or the payment of which is not at the time
     required by Section 9.4;
          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each
     case, incurred in the ordinary course of business for sums not yet due and
     payable or the payment of which is not at the time required by
Section 9.1;
          (c)  Liens (other than any Lien imposed by ERISA) incurred
or
     deposits made in the ordinary course of business (i) in
connection with
     workers' compensation, unemployment insurance and other types of social
     security or retirement benefits, or (ii) to secure (or to obtain letters
     of credit that secure) the performance of tenders, statutory obligations,
     surety bonds, appeal bonds, bids, leases (other than Capital
Leases),
     performance bonds, purchase, construction or sales contracts and other
     similar obligations, in each case not incurred or made in
connection with
     the borrowing of money, the obtaining of advances or credit or the payment
     of the deferred purchase price of property;
          (d)  any attachment or judgment Lien, unless the judgment
it secures
     shall not, within 30 days after the entry thereof, have been discharged or
     execution thereof stayed pending appeal, or shall not have been discharged
     within 30 days after the expiration of any such stay;
          (e)  leases or subleases granted to others, easements,
rights-of-way,
     restrictions, defects and irregularities of title, and other similar
     charges or encumbrances, in each case incidental to, and not interfering
     with, the ordinary conduct of the business of the Company or any of its
     Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;
          (f)  Liens existing on the date of this Agreement and
securing the
     Debt of the Company and its Subsidiaries referred to in Schedule
5.15 and
     which is outstanding on the date of this Agreement including first
     mortgage bonds in the aggregate principal amount of $55,000,000 outstanding under the Indenture dated as of March 15, 1946 from the
     Company (formerly known as Scranton _ Spring Brook Water Service
Company)
     to First Trust New York, National Association, as Trustee, as
supplemented
     from time to time;
          (g)  any Lien created to secure all or any part of the
purchase
     price, or to secure Debt incurred or assumed to pay all or any part of the
     purchase price or cost of construction, of real and/or tangible property
     (or any improvement thereon) acquired or constructed by the
Company or a
     Subsidiary after the date of the Closing, provided that
               (i)  any such Lien shall extend solely to the item or
items of
          such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien,
          other property (or improvement thereon) which is an
improvement to or is
          acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement
thereon),
               (ii) the principal amount of the Debt secured by any
such Lien
          shall at no time exceed an amount equal to the cost to the Company or such
          Subsidiary of the property (or improvement thereon) so
acquired or
          constructed, and
               (iii)     any such Lien shall be created
contemporaneously with, or
          within 180 days after, the acquisition or construction of
such property;
          (h)  any Lien existing on property of a Person immediately prior to
     its being consolidated with or merged into the Company or a
Subsidiary or
     its becoming a Subsidiary, or any Lien existing on any property acquired
     by the Company or any Subsidiary at the time such property is so acquired
     (whether or not the Debt secured thereby shall have been
assumed), provided
      that (i) no such Lien shall have been created or assumed in contemplation
     of such consolidation or merger or such Person's becoming a
Subsidiary or
     such acquisition of property, and (ii) each such Lien shall extend solely
     to the item or items of property so acquired and, if required by the terms
     of the instrument originally creating such Lien, other property which is
     an improvement to or is acquired for specific use in connection with such
     acquired property;
          (i)  any Lien renewing, extending or refunding any Lien
permitted by
     paragraphs (f), (g) or (h) of this Section 10.3, provided that
(i) the
     principal amount of Debt secured by such Lien immediately prior to such
     extension, renewal or refunding is not increased or the maturity thereof
     reduced, (ii) such Lien is not extended to any other property,
     (iii) immediately after such extension, renewal or refunding no
Default or
     Event of Default would exist and in the case of Funded Debt, the incurrence of such Debt is permitted by Section 10.2(3); and
          (j)  other Liens not otherwise permitted by paragraphs (f)
through
     (i), provided that the sum of (x) the aggregate principal amount of Debt
     of the Company and its Subsidiaries secured by Liens permitted by this
     paragraph (j), and (y) the aggregate unpaid principal amount of unsecured
     Consolidated Funded Debt (excluding Acquired Subsidiary Debt) of Subsidiaries shall not at any time exceed 10% of Consolidated
Total
     Capitalization.
     .c2.Section 10.4.   Consolidated Net Worth;.  The Company will
not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $75,000,000, plus (b) an aggregate amount equal to 20% of its Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ended December 31, 1997.
     .c2.Section 10.5.   Restricted Investments;.
     (a) Limitation. The Company will not, and will not permit any of its Subsidiaries to, declare, make or authorize any Restricted Investment unless immediately after giving effect to such action:
          (i)  the aggregate value of all Restricted Investments of
the Company
     and its Subsidiaries (valued immediately after such action)
would not
     exceed 10% of Consolidated Net Worth; and
          (ii) no Default or Event of Default would exist.
     (b) Investments of Subsidiaries. Each Person which becomes a Subsidiary of the Company after the date of the Closing will be deemed to have made, on the date such Person becomes a Subsidiary of the Company, all Restricted Investments of such Person in existence on such date. Investments in any Person that ceases to be a Subsidiary of the Company after the date of the Closing (but in which the Company or another Subsidiary continues to maintain an
Investment) will be deemed to have been made on the date on which such Person ceases to be a Subsidiary of the Company.
     .c2.Section 10.6.   Sale-and-Leasebacks;.  The Company will not,
and will not permit any Subsidiary to, enter into any Sale-and-Leaseback Transaction unless
          (a)  the Company or such Subsidiary shall have received
cash in an
     amount not less than the Fair Market Value of the property which is
     Transferred in such Sale-and-Leaseback Transaction;
          (b)  immediately after giving effect thereto no Default or
Event of
     Default would exist; and
          (c)   the Net Proceeds Amount received by the Company or
such
     Subsidiary in respect of such Sale-and-Leaseback Transaction is applied
     within 90 days of the consummation thereof to a Debt Prepayment Application or a Property Reinvestment Application.
     .c2.Section 10.7.   Line of Business;.  The Company will not,
and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.
     .c2.Section 10.8.   Transactions with Affiliates;.  The Company
will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.
     .c2.Section 10.9.   Guaranties;.  The Company will not, and will
not permit any Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Company which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Subsidiary which will not violate the provisions of this Agreement.
 .c.Section 11. Events of Default;.
     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:
          (a)  the Company defaults in the payment of any principal
or
     Make-Whole Amount, if any, on any Note when the same becomes due
and
     payable, whether at maturity or at a date fixed for prepayment or by
     declaration or otherwise; or
          (b)  the Company defaults in the payment of any interest on any Note
     for more than five Business Days after the same becomes due and payable; or
          (c)  the Company defaults in the performance of or
compliance with
     any term contained in Sections 10.1 through 10.6 which default continues
     for more than five Business Days; or
          (d)  the Company defaults in the performance of or
compliance with
     any term contained herein (other than those referred to in paragraphs (a),
     (b) and (c) of this Section 11) and such default is not remedied within 30
     Business Days after the earlier of (i) a Responsible Officer obtaining
     actual knowledge of such default and (ii) the Company receiving written
     notice of such default from any holder of a Note (any such written notice
     to be identified as a "notice of default" and to refer
specifically to
     this paragraph (d) of Section 11); or
          (e)  any representation or warranty made in writing by or
on behalf
     of the Company or by any officer of the Company in this
Agreement or in
     any writing furnished in connection with the transactions
contemplated
     hereby proves to have been false or incorrect in any material respect on
     the date as of which made; or
          (f)  (i) the Company or any Significant Subsidiary is in
default (as
     principal or as guarantor or other surety) in the payment of any principal
     of or premium or make-whole amount or interest on any Debt that is
     outstanding in an aggregate principal amount of at least
$5,000,000 beyond
     the lesser of (x) 30 Business Days, or (y) any period of grace or cure
     period provided with respect thereto and which entitles the trustee or
     holder of such Debt to accelerate the maturity thereof, or (ii)
the
     Company or any Significant Subsidiary is in default in the performance of
     or compliance with any term of any evidence of any Debt in an aggregate
     outstanding principal amount of at least $5,000,000 or of any mortgage,
     indenture or other agreement relating thereto or any other condition
     exists, and such default shall continue beyond the lesser of (x)
30
     Business Days, or (y) any period of grace or cure period
provided with
     respect thereto and which entitles the trustee or holder of such
Debt to
     accelerate the maturity thereof; or
          (g)  the Company or any Significant Subsidiary (i) is
generally not
     paying, or admits in writing its inability to pay, its debts as they
     become due, (ii) files, or consents by answer or otherwise to the filing
     against it of, a petition for relief or reorganization or
arrangement or
     any other petition in bankruptcy, for liquidation or to take advantage of
     any bankruptcy, insolvency, reorganization, moratorium or other similar
     law of any jurisdiction, (iii) makes a general assignment for the benefit
     of its creditors, (iv) consents to the appointment of a
custodian,
     receiver, trustee or other officer with similar powers with respect to it
     or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) the Board of
     Directors of the Company authorizes any of the action described in clauses
     (ii), (iii) or (iv) of this paragraph (g); or
          (h)  a court or governmental authority of competent
jurisdiction
     enters an order appointing, without consent by the Company or any of its
     Significant Subsidiaries, a custodian, receiver, trustee or other officer
     with similar powers with respect to it or with respect to any substantial
     part of its property, or constituting an order for relief or approving a
     petition for relief or reorganization or any other petition in bankruptcy
     or for liquidation or to take advantage of any bankruptcy or insolvency
     law of any jurisdiction, or ordering the dissolution, winding-up
or
     liquidation of the Company or any of its Significant
Subsidiaries, or any
     such petition shall be filed against the Company or any of its
Significant
     Subsidiaries and such petition shall continue unstayed,
undismissed and in
     effect for 60 Business Days; or
          (i)  a final judgment or judgments for the payment of money for an
     amount aggregating in excess of 5% of consolidated assets of the
Company
     and its Subsidiaries are rendered against one or more of the
Company and
     its Significant Subsidiaries by a court having jurisdiction in the
     premises and which judgments are not, within 30 Business Days after entry
     thereof, bonded, discharged or stayed by appeal or otherwise, or are not
     discharged within 60 Business Days after the expiration of such stay; or
          (j)  If (i) any Plan shall fail to satisfy the minimum
funding
     standards of ERISA or the Code for any plan year or part thereof or a
     waiver of such standards or extension of any amortization period is sought
     or granted under section 412 of the Code, (ii) a notice of intent to
     terminate any Plan shall have been or is reasonably expected to be filed
     with the PBGC or the PBGC shall have instituted proceedings under ERISA
     section 4042 to terminate or appoint a trustee to administer any
Plan or
     the PBGC shall have notified the Company or any ERISA Affiliate that a
     Plan may become a subject of any such proceedings, (iii) the
Company or
     any ERISA Affiliate shall have incurred or is reasonably
expected to incur
     any liability pursuant to Title I or IV of ERISA or the penalty or excise
     tax provisions of the Code relating to employee benefit plans,
(iv) the
     Company or any ERISA Affiliate withdraws from any Multiemployer
Plan, or
     (v) the Company or any Subsidiary establishes or amends any employee
     welfare benefit plan that provides post-employment welfare benefits in a
     manner that would increase the liability of the Company or any
Subsidiary
     thereunder; and any such event or events described in clauses
(i) through
     (v) above, either individually or together with any other such event or
     events, would reasonably be expected to have a Material Adverse
Effect.
As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.
 .c.Section 12. Remedies on Default, Etc;.
     .c2.Section 12.1.   Acceleration;.  (a) If an Event of Default
with respect to the Company described in paragraph (g) or (h) of
Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
     (b) If any other Event of Default has occurred and is continuing, any holder or holders of at least 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
     (c)  If any Event of Default described in paragraph (a) or (b)
of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
     Upon any Note's becoming due and payable under this Section
12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.
     .c2.Section 12.2.   Other Remedies;.  If any Default or Event of
Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
     .c2.Section 12.3.   Rescission;.  At any time after any Notes
have been declared due and payable pursuant to clause (b) or (c) of
Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a)
the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this
Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
     .c2.Section 12.4.   No Waivers or Election of Remedies,
Expenses, etc;. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under
Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.
 .c.'Section 13.     Registration; Exchange; Substitution of Notes';.
     .c2.Section 13.1.   Registration of Notes;.  The Company shall
keep at its principal executive office a register for the
registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
     .c2.Section 13.2.   Transfer and Exchange of Notes;.  Upon
surrender of any Note at the principal executive office of the
Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or
accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee of a Note shall, by its acceptance of such Note, be deemed to have made the same representations and acknowledgments to the Company regarding the purchase of the Note as the original purchasers made pursuant to
Section 6.2, provided, however, that such transferee will not be deemed to have chosen the options set forth in Sections 6.2(b), (c)
or (e) unless such transferee shall have made the disclosure referred to therein at least ten Business Days prior to its acceptance of such Note and shall have received prior to such acceptance of such Note the certificate provided for in the last paragraph of Section 6.2 and such certificate shall contain the statement set forth in Section 5.12(e); and provided, further, that such transferee will not be deemed to have chosen an option set forth in Sections 6.2(b), (c) or
(e) unless the applicable Class Exemption referred to therein remains in effect at that time. The Company shall exercise reasonable due diligence as is necessary to respond to any such disclosure, provided that, if the Company shall not respond within ten Business Days following receipt of such disclosure, it shall be deemed to have made the statement set forth in Section 5.12(e).
     .c2.Section 13.3.   Replacement of Notes;.  Upon receipt by the
Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
          (a)  in the case of loss, theft or destruction, of
indemnity
     reasonably satisfactory to it (provided that if the holder of such Note
     is, or is a nominee for, an original Purchaser or another holder of a Note
     with a minimum net worth of at least $10,000,000, such Person's own
     unsecured agreement of indemnity shall be deemed to be
satisfactory), or
          (b)  in the case of mutilation, upon surrender and
cancellation
     thereof,
the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
 .c.Section 14. Payments on Notes;.
     .c2.Section 14.1.   Place of Payment;.  Subject to Section 14.2,
payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Wilkes-Barre, Pennsylvania at the principal office of PG Energy Inc. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
     .c2.Section 14.2.   Home Office Payment;.  So long as you or
your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section
14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.
 .c.Section 15. Expenses, Etc;.
     .c2.Section 15.1.   Transaction Expenses;.  Whether or not the
transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable
attorneys' fees of a special counsel and, if reasonably required, local or other counsel, provided that in no event shall the Company be required to pay the charges and disbursements of more than one of each such counsel representing holders) incurred by you and each
Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, provided that in no event shall the Company be required to pay the charges and disbursements of more than one of each such counsel representing holders. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).
     .c2.Section 15.2.   Survival;.  The obligations of the Company
under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.
 .c.'Section 16.     Survival of Representations and Warranties;
Entire
             Agreement';.
     All representations and warranties contained herein shall
survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a
Note.  All statements contained in any certificate or other
instrument delivered by or on behalf of the Company pursuant to this Agreement (excluding any forward-looking statements or projections) shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
 .c.Section 17. Amendment and Waiver;.
     .c2.Section 17.1.   Requirements;.  This Agreement and the Notes
may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of
Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.
     .c2.Section 17.2.   Solicitation of Holders of Notes;.
     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
     (b)  Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
     .c2.Section 17.3.   Binding Effect, etc;.  Any amendment or
waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
     .c2.Section 17.4.   Notes Held by Company, etc;.  Solely for the
purpose of determining whether the holders of the requisite
percentage of the aggregate principal amount of Notes then
outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
 .c.Section 18. Notices;.
     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
          (i)  if to you or your nominee, to you or it at the address specified
     for such communications in Schedule A, or at such other address as you or
     it shall have specified to the Company in writing,
          (ii) if to any other holder of any Note, to such holder at such
     address as such other holder shall have specified to the Company in
     writing, or
          (iii)     if to the Company, to the Company at its address
set forth at
     the beginning hereof to the attention of Chief Financial
Officer, or at
     such other address as the Company shall have specified to the holder of
     each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.
 .c.Section 19. Reproduction of Documents;.
     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
 .c.Section 20. Confidential Information;.
     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes); provided that you shall reasonably believe that such Persons shall abide by the restrictions of this
Section 20 as if such Person were a party to this Agreement, (ii)
your financial advisors and other professional advisors acting in the course of their respective duties who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any bona fide prospective transferee, who is an Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) to the extent necessary to comply with the request of (x) any federal or state regulatory authority having jurisdiction over you, (y) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (z) any other Person to which such delivery or disclosure may be necessary or appropriate
(1) to effect compliance with any law, rule, regulation or order applicable to you, (2) in response to any subpoena or other legal process, (3) in connection with any litigation to which you are a party or (4) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.
 .c.Section 21. Substitution of Purchaser;.
     You shall have the right to substitute any one of your
Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.
 .c.Section 22. Miscellaneous;.
     .c2.Section 22.1.   Successors and Assigns;.  All covenants and
other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
     .c2.Section 22.2.   Payments Due on Non-Business Days;.
Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
     .c2.Section 22.3.   Severability;.  Any provision of this
Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
     .c2.Section 22.4.   Construction;.  Each covenant contained
herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
     .c2.Section 22.5.   Headings;.  The section and other headings
contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.
     .c2.Section 22.6.   Counterparts;.  This Agreement may be
executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
     .c2.Section 22.7.   Governing Law;.  This Agreement shall be
construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     *   *   *   *   *

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                    Very truly yours,

                                    PG Energy Inc.


                                    By
                                        Its


The foregoing is hereby
agreed to as of the
date thereof.

[Variation]



A-

Schedule A(to Note Purchase Agreement)
Information Relating to Purchasers

Purchaser
Principal Amount of Notes to Be Purchased
Great-West Life & Annuity Insurance Company  $8,500,000
8515 East Orchard Road 3T2
Englewood, Colorado  80111
Attn:  U.S. Private Placements
Facsimile:  (303) 689-6193
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "6.92% Senior Notes due September 30, 2004 of PG
Energy Inc., PPN 69332L A* 8, principal or interest and confirmation of principal balance") to:

     Norwest Bank Minnesota/Trust Clearing
     ABA #091-000-019
     NWMPLS/Trust Clearing
     Account Number:  08-40-245
     Attn:  Account #12468800
Notices
All notices of payments, on or in respect of the Notes and written confirmation of each such payment to:

     Norwest Bank Minnesota, N.A.
     733 Marquette Ave., Investors Bldg., 5th Floor
     Minneapolis, Minnesota  55479-0047
     Attn:  Income Collections

All notices and communications other than those in respect to payments to be addressed as first provided.
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  84-0467907

Purchaser
Principal Amount of Notes to Be Purchased
United of Omaha Life Insurance Company  $8,500,000
Mutual of Omaha Plaza
Omaha, Nebraska  68175
Attention:  Investment Division
Telefacsimile:  (402) 978-2913
Confirmation:  (402) 978-2583
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "6.92% Senior Notes due September 30, 2004 of PG
Energy Inc., PPN 69332L A* 8, principal or interest") to:

     First Bank, N.A.
     ABA #1040-0002-9
     17th & Farnam Streets
     Omaha, Nebraska  68102

     for credit to:  United of Omaha Life Insurance Company
     Account Number 1-4871447-0769
Notices
All notices and communications, to be addressed as first provided above, except notices with respect to payment and written confirmation of each such payment, to be addressed:
     Attention:  Investments/Securities Accounting
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  47-322111.

Purchaser
Principal Amount of Notes to Be Purchased
(Two Notes)
American United Life Insurance Company  $3,000,000
One American Square                                          and
Post Office Box 368                                    $2,000,000
Indianapolis, Indiana  46206
Attention:  Securities Department
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "6.92% Senior Notes due September 30, 2004 of PG Energy Inc., PPN 69332L A* 8" and identifying the breakdown of principal and interest and the payment date) to:

     Bank of New York (ABA #021000018)
     BNF:IOC 566 Attn P&I
     One Wall Street, 3rd Floor
     New York, New York  10286
     Window A

     for credit to:  American United Life Insurance Company
     Account Number 186683/AUL
Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  35-0145825

Purchaser
Principal Amount of Notes to Be Purchased
Indianapolis Life Insurance Company     $2,000,000
2960 North Meridian Street
Indianapolis, Indiana  46208
Attention:  Securities Department
Fax:  (317) 927-3363
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "6.92% Senior Notes due September 30, 2004 of PG
Energy Inc., PPN 69332L A* 8, principal or interest") to:

     The Bank of New York
     New York, New York  10286
     BNF: IOC 566
     ABA #021000018
     For credit to: Indianapolis Life Insurance Company
          Account #177862
Notices
All notices of payment, on or in respect of the Notes and written confirmation of each such payment to:

     Indianapolis Life Insurance Company/#177862
     c/o The Bank of New York
     Attention:  P&I Department
     P. O. Box 19266
     Newark, New Jersey  07195
All notices and communications other than those in respect to payments to be addressed as first provided above.
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  35-0413330

Purchaser
Principal Amount of Notes to Be Purchased
IL Annuity and Insurance Company   $1,000,000
2960 North Meridian Street
Indianapolis, Indiana  46208
Attention:  Securities Department
Fax:  (317) 927-3363
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "6.92% Senior Notes due September 30, 2004 of PG
Energy Inc., PPN 69332L A* 8, principal or interest") to:

     The Bank of New York
     New York, New York  10286
     BNF: IOC 566
     ABA #021000018
     For credit to: IL Annuity and Insurance Company-Transamerica
Trust
          Account #177832
Notices
All notices of payment, on or in respect of the Notes and written confirmation of each such payment to:

     IL Annuity and Insurance Company-Transamerica Trust/#177832
     c/o The Bank of New York
     Attention:  P&I Department
     P. O. Box 19266
     Newark, New Jersey  07195
All notices and communications other than those in respect to payments to be addressed as first provided above.
Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  35-1935680





Schedule 4.9
(to Note Purchase Agreement)

Defined Terms
     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
     "Acquired Subsidiary Debt" shall mean Debt of a Person outstanding immediately prior to its being consolidated with or merged into a Subsidiary or its becoming a Subsidiary (including renewals, extensions and refinancings of such Debt without increase in principal amount thereof) provided that such Debt shall not have been created or assumed in contemplation of such consolidation or merger.
     "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.
     "Asset Disposition" means any Transfer except:
          (a)  any
               (i) Transfer from a Subsidiary to the Company or a Wholly-Owned
          Subsidiary;
               (ii) Transfer from the Company to a Wholly-Owned
Subsidiary;
          and
               (iii)     Transfer from the Company to a Subsidiary
(other than a
          Wholly-Owned Subsidiary) or from a Subsidiary to another Subsidiary (other than a Wholly-Owned Subsidiary), which in either case is for Fair Market
          Value,
     so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and
          (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii)
     equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete; and
          (c)  any Transfer of property in a Sale-and-Leaseback
Transaction
     permitted by Section 10.6.
     "Business Day" means (a) for the purposes of Section 8.8 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and
(b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Wilkes-Barre, Pennsylvania are required or authorized to be closed.
     "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
     "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.
     "Change in Control" has the meaning set forth in Section 8.3. "Closing" is defined in Section 3.
     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
     "Company" means PG Energy Inc., a Pennsylvania corporation. "Confidential Information" is defined in Section 20. "Consolidated Assets" means, at any time, the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to Minority Interests, if any, in the stock and surplus of Subsidiaries.
     "Consolidated Funded Debt" means, as of any date of determination, the total of all Funded Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.
     "Consolidated Income Available for Fixed Charges" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges for such period and (b) taxes imposed on or measured by income or excess profits during such period.
     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP; provided that any net income or gain or loss arising during such period on account of extraordinary items or discontinued operations or the disposition thereof shall be excluded from the determination of Consolidated Net Income.
     "Consolidated Net Worth" means, at any time,
          (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the
     Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus
          (b) to the extent included in clause (a), all amounts properly attributable to Minority Interests, if any, in the stock and surplus of
     Subsidiaries.
     "Consolidated Total Capitalization" means, at any time, the sum of Consolidated Net Worth and Consolidated Funded Debt.
     "Control Event" has the meaning set forth in Section 8.3.
     "Debt" means, with respect to any Person, without duplication,
          (a)  its liabilities for borrowed money;
          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
          (c)  its Capital Lease Obligations;
          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and
          (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.
Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
     "Debt Prepayment Application" means, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Funded Debt of the Company (other than Senior Funded Debt owing to the Company, any of its Subsidiaries or any Affiliate and Senior Funded Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Funded Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Funded Debt).
     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
     "Default Rate" means 8.92% per annum.
     "Disposition Value" means, at any time, with respect to any property
          (a)  in the case of property that does not constitute
Subsidiary
     Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and
          (b)  in the case of property that constitutes Subsidiary
Stock, an
     amount equal to that percentage of book value of the assets of the
     Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company. "Environmental Conditions" means any conditions of the environment, including, without limitation, the work place, the ocean, natural resources (including flora or fauna), soil, surface water, ground water, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on the Real Property.
     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
     "Event of Default" is defined in Section 11.
     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
     "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).
     "Fixed Charges" means, with respect to any period, the sum of
(a) Interest Charges for such period and (b) Lease Rentals for such period.
     "Fixed Charges Coverage Ratio"  means, at any time, the ratio of
(a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) Fixed Charges for such period.
     "Funded Debt" means, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of determination thereof.
     "GAAP" means generally accepted accounting principles as in effect at the relevant time in the United States of America.
     "Governmental Authority" means
          (a)  the government of
               (i) the United States of America or any State or other
          political subdivision thereof, or
               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
          (a) to purchase such indebtedness or obligation or any property constituting security therefor;
          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
     "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
     "Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
     "Interest Charges" means, with respect to any period
(eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP), all interest in respect of Funded Debt of the Company and its Subsidiaries (including imputed interest on Capital Lease
Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period.
     "Investment" means any investment, made in cash or by delivery of property, by the Company or any of its Subsidiaries (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.
     "Lease Rentals" means, with respect to any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental)
(a) which are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) which are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.
     "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any real property or asset of such Person.
     "Make-Whole Amount" is defined in Section 8.8.
     "Material" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.
     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or
(b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.
     "Memorandum" is defined in Section 5.3.
     "Minority Interest" means any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one of its Subsidiaries. Minority Interests shall be valued in accordance with GAAP.
     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).
     "Net Proceeds Amount" means, with respect to any Transfer of any Property by any Person, an amount equal to the difference of
          (a) the aggregate amount of the consideration (valued at the Fair
     Market Value of such consideration at the time of the consummation of such
     Transfer) received by such Person in respect of such Transfer, minus
          (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.
     "Notes" is defined in Section 1.
     "Officer's Certificate" means a certificate of a Senior
Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
     "Other Agreements" is defined in Section 2.
     "Other Purchasers" is defined in Section 2.
     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.
     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
     "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.
     "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
     "Property Reinvestment Application" means, with respect to any Transfer of property, the satisfaction of each of the following conditions:
          (a) an amount equal to the Net Proceeds Amount with respect to such
     Transfer shall have been applied to the acquisition by the Company, or any of its Subsidiaries making such Transfer, of property that upon such acquisition is unencumbered by any Lien (other than Liens described in subparagraphs (a) through (e), inclusive, of Section 10.3) and that
               (i) constitutes property that is (x) property classifiable under GAAP as non-current to the extent that such proceeds are derived from the transfer of property that was properly classifiable as non-current, and otherwise properly classifiable as either current or non-current, and (y) to be used in the ordinary course of business of the
          Company and the Subsidiaries, or
               (ii) constitutes equity interests of a Person that shall be, on or prior to the time of such acquisition, a Subsidiary of the Company, and that shall invest the proceeds of such acquisition in property of the nature described in the immediately preceding clause (i);
and
          (b) the Company shall have delivered a certificate of a Responsible
     Officer of the Company to each holder of a Note referring to
Section 8.4
     or Section 10.6, as the case may be, and identifying the property that was the subject of such Transfer, the Disposition Value of such property, and the nature, terms, amount and application of the proceeds from the
     Transfer.
     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.
     "Real Property" means all real property, both owned and leased, of the Company.
     "Regulated Substances" means any substance, the generation, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse or other management or mismanagement of which is regulated by the Environmental Laws.
     "Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.
     "Restricted Disposition" is defined in Section 8.4.
     "Restricted Event" is defined in Section 8.4.
     "Restricted Investments" means all Investments except the following:
          (a) property to be used in the ordinary course of business of the
     Company and its Subsidiaries;
          (b) current assets arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries;
          (c) Investments in one or more Subsidiaries or any Person that concurrently with such Investment becomes a Subsidiary;
          (d) Investments existing on the date of the Closing and disclosed in
     Schedule 5.15;
          (e) Investments in United States Governmental Securities, provided that such obligations mature within 365 days from the date of acquisition thereof;
          (f) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within
     365 days from the date of acquisition thereof;
          (g) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than 270 days from the date of creation thereof;
          (h)  Investments in Repurchase Agreements; and
          (i) Investments in tax-exempt obligations of any state of the United
     States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof.
As of any date of determination, each Restricted Investment shall be valued at the greater of:
          (x) the amount at which such Restricted Investment is shown on the books of the Company or any of its Subsidiaries (or zero if such Restricted Investment is not shown on any such books); and
          (y)  either
               (i) in the case of any Guaranty of the obligation of any
          Person, the amount which the Company or any of its Subsidiaries has paid on account of such obligation less any recoupment by the Company or such
          Subsidiary of any such payments, or
               (ii) in the case of any other Restricted Investment, the excess of (x) the greater of (A) the amount originally entered on the books of the Company or any of its Subsidiaries with respect thereto and (B) the cost thereof to the Company or its Subsidiary over (y) any return of capital (after income taxes applicable thereto) upon such Restricted
          Investment through the sale or other liquidation thereof or part thereof or otherwise.
     As used in this definition of "Restricted Investments":
          "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $250,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank
     holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.
          "Acceptable Broker-Dealer" means any Person other than a natural person (i) which is registered as a broker or dealer pursuant to the
     Exchange Act and (ii) whose long-term unsecured debt obligations shall have been given a rating of "A" or better by S&P, "A2" or better by
     Moody's or an equivalent rating by any other credit rating agency of recognized national standing.
          "Moody's" means Moody's Investors Service, Inc.
          "Repurchase Agreement" means any written agreement
               (a)  that provides for (i) the transfer of one or more
United
          States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any of its Subsidiaries from an Acceptable Bank or an Acceptable
          Broker-Dealer against a transfer of funds (the "Transfer
Price") by the
          Company or such Subsidiary to such Acceptable Bank or Acceptable
          Broker-Dealer, and (ii) a simultaneous agreement by the Company or such
          Subsidiary, in connection with such transfer of funds, to transfer to such
          Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,
               (b)  in respect of which the Company or such
Subsidiary shall
          have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and
               (c) in connection with which the Company or such Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States
Governmental
          Securities.
          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.
          "United States Governmental Security" means any direct obligation of, or obligation guaranteed by, the United States of
America,
     or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the
     Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the
     United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.
          "Restricted Merger" is defined in Section 8.4. "Sale-and-Leaseback Transaction" means a transaction or series of transactions pursuant to which the Company or any Subsidiary shall sell or transfer to any Person (other than the Company or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.
     "SEC Reports" has the meaning set forth in Section 5.3. "Securities Act" means the Securities Act of 1933, as amended from time to time.
     "Security" has the meaning set forth in section 2(1) of the Securities Act of 1933, as amended.
     "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
     "Senior Funded Debt" means (a) any Funded Debt of the Company (other than Subordinated Debt) and (b) any Funded Debt of any Subsidiary.
     "Significant Subsidiary" means at any time any Subsidiary that would at such time constitute a "significant subsidiary" (as such term is defined in Regulation SX of the Securities and Exchange Commission as in effect on the date of the Closing) of the Company.
     "Subordinated Debt" means any debt that is in any manner subordinated in right of payment or security in any respect to Debt evidenced by the Notes.
     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.
     "Subsidiary Stock" means, with respect to any person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.
     "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value attributable to all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.
     "Wholly-Owned Subsidiary" means any Subsidiary of the Company all of the equity interests (except director's qualifying shares) and voting interests and Debt of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries.


Schedule 4.9
(to Note Purchase Agreement)

Changes in Corporate Structure



None



Schedule 5.3
(to Note Purchase Agreement)

Disclosure Materials



None



Schedule 5.4
(to Note Purchase Agreement)


Organization and Ownership of Shares of Subsidiaries






Name



Jurisdiction of Organization
Percentage of Capital
Stock and Equity
Interests Owned by
   the Company


Honesdale Gas Company

Commonwealth of Pennsylvania


100%


Penn Gas Development Co.

Commonwealth of Pennsylvania


100%





Schedule 5.5
(to Note Purchase Agreement)

Financial Statements



1. Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996.

2.   Annual Report of the Company for the fiscal year ended December
31, 1995.

3. Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended March 31, 1997.

4. Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended June 30, 1997.



Schedule 5.8
(to Note Purchase Agreement)

Certain Litigation



None




Schedule 5.11
(to Note Purchase Agreement)

Licenses, Permits, Etc.



None




2

Schedule 5.15
(to Note Purchase Agreement)

Existing Debt; Investments of the Company

Existing Debt

1. Indebtedness under the Indenture of Mortgage and Deed of Trust dated as of March 15, 1946, from the Company (formerly Scranton-
Spring Brook Water Service Company) to First Trust of New York,
National Association, as supplemented by thirty supplemental indentures aggregating $55,000,000 as of September 15, 1997.

2. Indebtedness under a Promissory Note dated April 8, 1997, issued by the Company in favor of Mellon Bank, N.A., in the amount of $4,000,000 as of September 15, 1997.

3. Indebtedness under a Promissory Note dated May 30, 1996, as amended, issued by the Company in favor of PNC Bank, National
Association, in the amount of $14,000,000 as of September 15, 1997.

4. Indebtedness under a Promissory Note dated March 25, 1997, issued by the Company in favor of First Union National Bank, National Association, in the amount of $5,000,000 as of September 15, 1997.

5. Indebtedness under a Promissory Note dated July 3, 1997, issued by the Company in favor of CoreStates Bank, N.A. in the amount of $8,800,000 as of September 15, 1997.

6. Indebtedness under a Promissory Note dated May 28, 1997, issued by the Company in favor of Fleet Bank in the amount of $4,500,000 as of September 15, 1997.

7. Indebtedness under a Promissory Note dated June 24, 1997, issued by the Company in favor of First Heritage Bank in the amount of $1,500,000 as of September 15, 1997.

8. Indebtedness under a Promissory Note dated August 1, 1997, issued by the Company in favor of Penn Security Bank & Trust Company in the amount of $1,000,000 as of September 15, 1997.

9. Indebtedness under a Promissory Note dated August 22, 1996, issued by the Company in favor of Pennsylvania Enterprises, Inc., in the amount of $24,700,000 as of September 15, 1997.

10. Indebtedness in the amount of $25,000,000 as of September 15, 1997, issued by the Company under Term Loan Notes executed and delivered pursuant to a Term Loan Agreement by and among the Company and the Banks parties thereto, dated as of August 14, 1997.

11. Indebtedness under a Promissory Note dated February 14, 1997, issued by Honesdale Gas Company, a Subsidiary of the Company, in favor of Wayne Bank in the amount of $100,000 as of September 15, 1997.

Existing Investments

None


B-

Schedule 5.18(to Note Purchase Agreement)
Certain Environmental Matters



None


E-1-


Exhibit 1(to Note Purchase Agreement)
PG Energy Inc.6.92% Senior Note due September 30, 2004

No.  [_______] [Date]$[__________] PPN 69332L A* 8
     For Value Received, the undersigned, PG Energy Inc. (herein called the "Company"), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, hereby promises to pay to ____________________________________ or registered assigns, the principal sum of ______________________________ Dollars on September 30, 2004 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.92% per annum from the date hereof, payable semiannually, on the thirtieth day of March and September in each year, commencing with the March or September next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum equal to 8.92%.
     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Wilkes-Barre, Pennsylvania or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.
     This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of September 30, 1997 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof,
(i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.
     This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.
     If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.
     This Note shall be construed and enforced in accordance with the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    PG Energy Inc.


                                    By
                                        Title:






Exhibit 4.4(a)-
(to Note Agreement)

Exhibit 4.4(a)(to Note Agreement)
Form of Opinion of Special Counselto the Company
     The closing opinion of Hughes Hubbard & Reed LLP, counsel to the Company, which is called for by Section 4.4 of the Note Purchase Agreements, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:
          1.   The execution, issuance, sale and delivery of the Note
Purchase
     Agreements and the Notes under the circumstances contemplated by the Note
     Purchase Agreements do not, under existing law, require the registration or qualification of the Notes under the Securities Act of 1933, as amended
     (the "Securities Act"), or the Securities Exchange Act of 1934, as amended
     (the "Exchange Act"), or the qualification of an indenture under the Trust
     Indenture Act of 1939, as amended, other than ordinary disclosures in filings required to be made by the Company pursuant to the disclosure requirements of the Securities Act and the Exchange Act, none of which disclosures are required to be made prior to the execution and delivery of the Note Purchase Agreements and the Notes.
          2. The Company is a subsidiary company of a holding company, as such terms are defined in the Public Utility Holding Company Act of 1935 (the
     "PUHCA"). The Company is exempt from regulation pursuant to Section
     3(a)(1) of the Act, except for Section 9(a)(2) thereof. The issuance by the Company of the Notes does not require that a declaration with respect thereto shall have become effective under Section 7 of PUHCA, nor other authorization or approval of the Securities and Exchange
Commission under
     PUHCA.
          3. The Company is not an "investment company" or a company
     "controlled" by an "investment company", within the meaning of the
     Investment Company Act of 1940, as amended.
The opinion of Hughes Hubbard & Reed LLP shall cover such other matters relating to the sale of the Notes as each Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company.


Exhibit 4.4(b)-
(to the Note Agreement)

Exhibit 4.4(b)(to Note Agreement)
Form of Opinion of House Counselto the Company
     The closing opinion of Jeffrey H. Sunday, counsel to the Company, which is called for by Section 4.4 of the Note Purchase Agreements, shall be dated the date of Closing and addressed to the Purchasers, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:
          1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse affect on the business of the Company.
          2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except in jurisdictions where the failure to be so qualified or licensed would not have a material adverse affect on the business of such Subsidiary, and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more
     Subsidiaries, or by the Company and one or more Subsidiaries.
          3. Each Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally or limiting the right of specific performance, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
          4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, or limiting the right of specific performance and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
          5. Neither the issuance of the Notes nor the application of the proceeds of the sale of the Notes will violate or result in a violation of
     Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulation G, T or X of the Board of
     Governors of the Federal Reserve System.
          6.   Except for the approval of the Pennsylvania Public
Utility
     Commission, which has been obtained pursuant to an order dated
July 10,
     1997, and which is final and not subject to appeal, no approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body of the Commonwealth of Pennsylvania is necessary in connection with the execution and delivery of
     the Note Purchase Agreements or the Notes.
          7. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreements do not
     conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any
     Lien upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation or By-laws of the Company or any material agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.
          8. There are no actions, suits or proceedings pending or, to the knowledge of such counsel after due inquiry, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, would be reasonably likely to have a materially adverse effect on the properties, business or financial condition of the
     Company and its Subsidiaries, taken as a whole, or the ability of the
     Company to perform its obligations under the Note Purchase
Agreements and
     the Notes or on the legality, validity or enforceability of the Company's obligations under the Note Purchase Agreements or the Notes.
The opinion of Jeffrey H. Sunday shall cover such other matters relating to the sale of the Notes as each Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and other officers of the Company.



Exhibit 4.4(c)-
(to Note Agreement)

Exhibit 4.4(c)
(to Note Agreement)
Form of Opinion of Special Counselto the Purchasers

     The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4 of the Note Purchase Agreements, shall be dated the date of Closing and addressed to each Purchaser, shall be satisfactory in form and substance to each Purchaser and shall be to the effect that:
          1. The Company is a corporation, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and the corporate authority to execute and deliver the
     Note Purchase Agreements and to issue the Notes.
          2. Each Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity
     (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
          3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors'
     rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
          4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements do not, under
     existing law, require the registration of the Notes under the Securities
     Act of 1933, as amended, or the qualification of an indenture under the
     Trust Indenture Act of 1939, as amended.
     The opinion of Chapman and Cutler shall also state that the opinions of Hughes Hubbard & Reed LLP, special counsel to the Company, and Jeffrey H. Sunday, house counsel to the Company, are satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.
     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.
     In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the Commonwealth of Pennsylvania, the By-laws of the Company and the general business corporation law of the Commonwealth of Pennsylvania. The opinion of Chapman and Cutler is limited to the laws of the State of New York, the general business corporation law of the Commonwealth of Pennsylvania and the Federal laws of the United States.